UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2014

Marsh & McLennan Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2014, Marsh & McLennan Companies, Inc. (the “Company”) entered into two underwriting agreements (attached hereto as Exhibits 1.1 and 1.2 and incorporated herein by reference) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from the Company $300,000,000 aggregate principal amount of 2.350% senior notes due 2019 and $500,000,000 aggregate principal amount of 3.500% senior notes due 2025 (together, the “Notes”).

Item 8.01	Other Events

On September 3, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated September 3, 2014, among Marsh & McLennan Companies, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several Underwriters named therein.

1.2	Underwriting Agreement, dated September 3, 2014, among Marsh & McLennan Companies, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several Underwriters named therein.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Peter J. Beshar
Name:	Peter J. Beshar
Title:	Executive Vice President & General Counsel

Date: September 9, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated September 3, 2014, among Marsh & McLennan Companies, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several Underwriters named therein.

1.2	Underwriting Agreement, dated September 3, 2014, among Marsh & McLennan Companies, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several Underwriters named therein.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 3, 2014.

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